                                                                     EXHIBIT 3.3


                           PHOTOELECTRON CORPORATION

                                    BY-LAWS

                               TABLE OF CONTENTS

Title                                                       Page

ARTICLE I - GENERAL.......................................     1
 Section 1.1.  Offices....................................     1
 Section 1.2.  Seal.......................................     1
 Section 1.3.  Fiscal Year................................     1
ARTICLE II - STOCKHOLDERS.................................     1
 Section 2.1.  Place of Meeting...........................     1
 Section 2.2.  Annual Meetings............................     1
 Section 2.3.  Special Meetings...........................     2
 Section 2.4.  Notice of Meetings.........................     2
 Section 2.5.  Quorum.....................................     3
 Section 2.6.  Voting.....................................     3
 Section 2.7.  Inspectors of Election.....................     4
 Section 2.8.  Action Without Meeting.....................     4
 Section 2.9.  Business at Stockholder Meetings...........     4
ARTICLE III - DIRECTORS...................................     6
 Section 3.1.  Powers.....................................     6
 Section 3.2.  Number, Election and Term of Office........     6
 Section 3.3.  Place of Meetings..........................     6
 Section 3.4.  Annual Meetings............................     6
 Section 3.5.  Regular Meetings...........................     6
 Section 3.6.  Special Meetings...........................     7
 Section 3.7.  Notice of Meetings.........................     7
 Section 3.8.  Quorum.....................................     7
 Section 3.9.  Voting.....................................     7
 Section 3.10. Action Without Meeting.....................     8
 Section 3.11. Meetings by Telephone Conference Calls.....     8
 Section 3.12. Resignations...............................     8
 Section 3.13. Removal....................................     8
 Section 3.14. Vacancies..................................     8
 Section 3.15. Compensation of Directors..................     9
 Section 3.16. Committees.................................     9

 Section 3.17. Issuance of Stock..........................     9
ARTICLE IV - OFFICERS.....................................     9
 Section 4.1.  Officers...................................     9
 Section 4.2.  Election and Term of Office................    10
 Section 4.3.  President..................................    10
 Section 4.4.  Vice Presidents............................    10
 Section 4.5.  Treasurer and Assistant Treasurer..........    10
 Section 4.6.  Clerk and Assistant Clerk..................    11
 Section 4.7.  Secretary and Assistant Secretary..........    11
 Section 4.8.  Resignation................................    11
 Section 4.9.  Removal....................................    12
 Section 4.10. Vacancies..................................    12
 Section 4.11. Subordinate Officers.......................    12
 Section 4.12. Compensation...............................    12
ARTICLE V - STOCK.........................................    12
 Section 5.1.  Stock Certificates.........................    12
 Section 5.2.  Transfer of Stock..........................    13
 Section 5.3.  Fixing Date for Determination of
                Stockholders' Rights......................    14
 Section 5.4.  Lost, Mutilated or Destroyed Certificates..    14
ARTICLE VI - MISCELLANEOUS MANAGEMENT PROVISIONS..........    15
 Section 6.1.  Execution of Instruments...................    15
 Section 6.2.  Corporate Records..........................    15
 Section 6.3.  Voting of Securities owned by this
                Corporation...............................    15
 Section 6.4.  Conflict of Interest.......................    16
ARTICLE VII - AMENDMENTS..................................    17
 Section 7.1.  General....................................    17
 Section 7.2.  Date of Annual Meeting of Stockholders.....    17
ARTICLE VIII - INDEMNIFICATION............................    17
 Section 8.1.  Right to Indemnification...................    17
 Section 8.2.  Settlements................................    18
 Section 8.3.  Notification and Defense of Proceedings....    18
 Section 8.4.  Advancement of Expenses....................    19
 Section 8.5.  Certain Presumptions and Determinations....    20
 Section 8.6.  Remedies...................................    21
 Section 8.7.  Contract Right;  Subsequent Amendment......    22
 Section 8.8.  Other Rights...............................    22
 Section 8.9.  Partial Indemnification....................    22
 Section 8.10. Insurance..................................    23
 Section 8.11. Merger or Consolidation....................    23
 Section 8.12. Savings Clause.............................    23
 Section 8.13. Subsequent Legislation.....................    23
 Section 8.14. Indemnification of Others..................    24

ARTICLE IX - GENERAL......................................    24
 Section 9.1   Control Share Acquisitions.................    24

                           PHOTOELECTRON CORPORATION


                                 B Y - L A W S
                                 -------------

                              Article I - General
                              -------------------

    Section 1.1. Offices.  The principal office of the corporation shall be in
    ------- ---  -------
Lexington, Massachusetts. The corporation may also have offices at such other place or places within or without Massachusetts as the Board of Directors may from time to time determine or the business of the corporation may require.

    Section 1.2. Seal.  The seal of the corporation shall be in the form of a
    ------- ---  ----
circle inscribed with the name of the corporation, the year of its incorporation and the word "Massachusetts". When authorized by the Board of Directors and to the extent not prohibited by law, a facsimile of the corporate seal may be affixed or reproduced.

    Section 1.3. Fiscal Year.  The fiscal year of the corporation shall be the
    ------- ---  ------ ----
twelve months ending the Saturday nearest December 31 in each year.

                           Article II - Stockholders,
                           -------------------------

    Section 2.1. Place of Meeting.  Meetings of stockholders shall be held at
    ------- ---  ----- -- -------
the principal office of the. corporation or, to the extent permitted by the Articles of Organization, at such other place within the United States as the Board of Directors may from time to time designate.

   Section 2.2. Annual Meetings.  The annual meetings of stockholders shall be
   -----------  ------ --------
held at 10:00 a.m., or at such other hour as may from time to time be designated by the Board of Directors, on the third Wednesday in May of each year, beginning in 1989, or, if a legal holiday, on the next succeeding full business day, for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before such meeting. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Articles of Organization or these By-laws. If the annual meeting is not held on the date determined in accordance with this Section, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

   Section 2.3. Special Meetings.  Special meetings of stockholders may be
   ------- ---  ------- --------
called by the President or by the Board of Directors, and shall be called by the Clerk or, in case of death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at the meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the Massachusetts General Laws requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such meeting may be made only by stockholders who hold at least 40% in interest of the capital stock entitled to vote thereat. Each call of a meeting shall state the place, date, hour and purpose of the meeting.

    Section 2.4. Notice of Meetings.  Written or printed notice of each meeting
    ------- ---  ------ -- --------
of stockholders, stating the place, date and hour and the purposes of the meeting shall be given by the Clerk or other officer calling the meeting at least seven days, but not more than sixty days, before the meeting to each stockholder entitled to vote at the meeting or entitled to such notice by leaving such notice with him at his residence or usual place of business or by mailing it, postage prepaid, and addressed to the stockholder at his address as it appears in the records of the corporation. No notice need be given to any stockholder if he, or his authorized attorney, waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his presence, in person or by proxy, at the meeting. Any person authorized to give notice of any such meeting may make affidavit of such notice, which, as to the facts therein stated, shall be conclusive. It shall be the duty of every stockholder to furnish to the Clerk of the corporation or to the transfer agent, if any, of the class of stock owned by him, his current post office address.

   Section 2.5. Quorum.  At all meetings of stockholders the holders of a
   ------- ---  ------
majority in interest of all capital stock entitled to vote at such meeting or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, a majority in interest of each class, present in person or represented by proxy, shall constitute a quorum, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. The announcement of a quorum by the officer presiding at the meeting shall constitute a conclusive determination that a quorum is present. The absence of such an announcement shall have no significance. Shares of its own stock held by the corporation or held for its use and benefit shall not be counted in determining the total number of shares outstanding at any particular time. If a quorum is not present or represented, the stockholders present or represented and entitled to vote at such meeting, by a majority vote, may adjourn the meeting from, time to time, without notice other than announcement at the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of one or more stockholders so as to leave less than a quorum.

   Section 2.6. Voting. Except as otherwise provided by law or the Articles of
   ------- ---  ------
Organization, at all meetings of stockholders each stockholder shall have one vote for each share of stock entitled to vote and registered in his name and a proportionate vote for a fractional share. Any stockholder may vote in person or by proxy dated not more than six months prior to the meeting and filed with the Clerk of the meeting. Every proxy shall be in writing, subscribed by a stockholder or his authorized attorney-in-fact, and dated. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. No proxy shall be valid after the final adjournment of the meeting. Voting on all matters, including the election of directors, shall be by voice vote unless voting by ballot is requested by any stockholder. At all meetings of stockholders, any matter put to a vote of stockholders shall be determined by a vote of a majority of the shares voting on such matter, or, if two or more classes of stock are entitled to vote as separate classes on such matter, a vote of a majority of the shares voting of each class, present in person or represented by proxy, except (i) where a larger vote is required by law, the Articles of Organization or these By-laws or (ii) in the case of elections of directors by stockholders, which shall be decided by a vote of a plurality of shares so voting. The corporation shall not, directly or indirectly vote shares of its own stock.

   Section 2.7. Inspectors of Election.  Two inspectors may be appointed by the
   -----------  ---------- -- --------
Board of Directors before or at each meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which they are appointed, such inspectors shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously-appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

    Section 2.8. Action Without Meeting.  Any action which may be taken by
    ------- ---  ------ ------- -------
stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

    Section 2.9. Business at Stockholder Meetings.  Unless otherwise determined
    ------- ---- -------- -- ----------- --------
by the Board of Directors prior to a meeting of the stockholders, the officer presiding at such meeting, determined in accordance with these By-laws, shall determine the order of business and shall have the authority in his discretion to regulate and conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend such meeting, to regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice (or any supplement thereto) given as provided in these By-laws, (b) otherwise properly brought before the meeting by or at the direction of a majority of the Board of Directors then in office or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation and the stockholder must be a stockholder of record at the time such notice is given. Except as may otherwise be required by law, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not fewer than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that the date of the
                --------  -------
meeting is not publicly announced by the corporation by mail, press release or otherwise more than 70 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Clerk of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was made. A stockholder's notice to the Clerk shall set forth as to each matter such stockholder purposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of such stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and (d) any material financial interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                            Article III - Directors
                            -----------------------

    Section 3.1. Powers.  Except as otherwise provided by law, the Articles of
    ------- ---  ------
Organization or these By-laws, the business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation.

     Section 3.2. Number, Election and Term of Office.  The Board of Directors
     ------- ---  ------- -------- ------------------
shall consist of not less than one nor more than seven directors. Within the limits specified, the number of directors shall be determined (a) by a vote of the stockholders at the annual meeting, or (b) by a vote of the stockholders at a special meeting called for the purpose by the Board of Directors, or (c) by vote of the Board of Directors. Except for the initial directors and except as provided in Section 3.14, the directors shall be elected at the annual meeting of the stockholders or at a special meeting. All directors shall hold office until the following annual meeting or special meeting in lieu of the annual meeting and until their successors are chosen and qualified.

    Section 3.3. Place of Meetings.  Meetings of the Board of Directors may be
    ------- ---  ----- -- --------
held at any place within or without the Commonwealth of Massachusetts.

    Section 3.4. Annual Meetings.  A meeting of the Board of Directors for the
    ------- ---  ---------------
election of officers and the transaction of general business shall be held each year beginning in 1988, at the place of and immediately after the final adjournment of the annual meeting of stockholders or the special meeting in lieu of the annual meeting. No notice of such annual meeting need be given.

   Section 3.5. Regular Meetings.  Regular meetings of the Board of Directors
   ------- ---  ------- --------
may be held, without notice, at such time and place as the Board of Directors may determine. Any director not present at the time of the determination shall be advised, in writing, of any such determination.

    Section 3.6. Special Meetings.  Special meetings of the Board of Directors,
    -----------  ------- --------
including meetings in lieu of the annual or regular meetings, may be held upon notice at any time upon the call of the President and shall be called by the President or the clerk or, in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application, signed by any two directors, stating the purpose of the meeting.

   Section 3.7. Notice of Meetings.  Wherever notice of any meetings of the
   ------- ---  ------ -- --------
Board of Directors is required by these By-laws or by vote of the Board of Directors, such notice shall state the place, date and hour of the meeting and shall be given to each director by the President, Clerk or other officer calling the meeting at least two days prior to such meeting if given in person by telephone or by telecopy or at least four days prior to meeting if given by mail. Notice shall be deemed to have been duly given, if by mail, by depositing the notice in the post office as a first class letter, postage prepaid, or, if by telecopy, by completing the telecopier transmission and receiving an answer back, the letter or telecopy being addressed to the director at his last known mailing address as it appears on the books of the corporation. No notice need be given to any director who by a writing executed before or after the meeting and filed with the records of the meeting or by his attendance at the meeting without protesting at or before the commencement of the meeting the lack of notice to him. No notice of adjourned meetings of the Board of Directors need be given.

    Section 3.8. Quorum.  At all meetings of the Board of Directors, a majority
    ------- ---  -------
of the directors then in office shall constitute a quorum. If a quorum is not present, those present may adjourn the meeting from time to time until a quorum is obtained. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

    Section 3.9. Voting.  At any meeting of the Board of Directors, the vote of
    ------- ---   -----
a majority of those present shall decide any matter except as otherwise provided by law, the Articles of Organization or these By-laws.

    Section 3.10. Action Without Meeting.  Any action which may be taken at any
    ------- ----  ----------------------
meeting of the Board of Directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

    Section 3.11. Meetings by Telephone Conference Calls.  Directors or members
    ------- ----  -------- -- --------- ---------- -----
of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 3.12.  Resignations.  Any director may resign by giving written
     ------- ----   ------------
notice to the President or Clerk. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

     Section 3.13.  Removal.  A director may be removed from office with or
     ------- ----   -------
without cause by vote of the holders of
a majority interest of the stock entitled to vote in the election of such director and may be removed from office with cause by a vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

    Section 3.14.  Vacancies.  In the event of a vacancy in the Board of
    ------- ----   ---------
Directors, by reason of an enlargement of the Board of Directors or otherwise, the remaining directors, by majority vote, may elect a director to fill such vacancy and may exercise the powers of the full Board of Directors until the vacancy is filled.

    Section 3.15.  Compensation of Directors.  Directors may be paid such
    ------------   ------------ -- ---------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.16.  Committees.  The Board of Directors may, by vote of a
     ------- ----   ----------
majority of the directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Articles of Organization or these By-laws. Except as the Board of Directors may otherwise determine, any such committee shall be governed in the conduct of its business by the rules governing the conduct of the business of the Board of Directors contained in these By-laws and may, by majority vote of the entire committee, make other rules for the conduct of its business. The Board of Directors shall have power at any time to fill vacancies in any such committees, to change its membership or to discharge the committee.

   Section 3.17.  Issuance of Stock.  The Board of Directors shall have power to
   ------- ----   ----------- -----
issue and sell or otherwise dispose of such shares of the corporation's authorized but unissued capital stock to such persons and at such times and for such consideration, cash, property, services, expenses, or otherwise, and upon such terms as it shall determine from time to time.

                             Article IV - Officers
                             ---------------------

     Section 4.1.  Officers.  The officers of the corporation shall consist of a
     ------- ---   --------
 President, a Treasurer, a Clerk, and such other officers with such other titles as the Board of Directors may determine including a Chairman of the Board of Directors, more Vice Presidents, Assistant Treasurers and Assistant Clerks, and Assistant Secretaries. Any number of offices may be held by the same person. Any officer may be required to give a bond for the faithful performance of his duties in such form and with such sureties as the Board of Directors may determine.

     Section 4.2.  Election and Term of Office.  Except for the initial officers
     ------- ---   -------- --- ---- -- ------
and except as provided in Section 4. 10, the President, Treasurer and Clerk shall be elected by the Board of Directors at its annual meeting or at the special meeting held in lieu of the annual meeting and shall hold office until the following annual meeting of the Board of Directors or the special meeting in lieu of said annual meeting and until their successors are chosen and qualified. Other officers may be chosen by the Board of Directors at the annual meeting or any other meeting and shall hold office for such period as the Board of Directors may prescribe.

     Section 4.3.  President.  Unless the Board of Directors otherwise
     ------- ---   ---------
determines, the President shall be the chief executive officer of the corporation. He shall have the general control and management of the corporation's business and affairs. He need not be a director. Unless there is a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.

    Section 4.4.  Vice Presidents.  The Vice President, or if there be more than
    -----------   ---- ----------
one, the Vice Presidents, shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to him or them from time to time by the Board of Directors or the President. The Board of Directors may designate a Vice President as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

    Section 4.5.  Treasurer and Assistant Treasurer. The Treasurer shall be the
    ------- ---   --------- --- --------- ---------
principal financial officer of the corporation. He shall have custody and control over all funds and securities of the corporation, maintain full and adequate accounts of all moneys received and paid by him on account of the corporation and, subject to the control of the Board of Directors, discharge all duties incident to the office of Treasurer. Any Assistant Treasurer shall perform such of the duties of the Treasurer and such other duties as the Board of Directors, the President or the Treasurer may designate. The Treasurer shall have authority, in connection with the normal business of the corporation, to sign contracts, bids, bonds, powers of attorney and other documents when required.

     Section 4.6. Clerk and Assistant Clerk.  The Clerk shall be the principal
     -----------  -------------------------
recording officer of the corporation. He shall record all proceedings of the stockholders and discharge all duties incident to the office of Clerk. Unless a Secretary is appointed by the Board of Directors to perform such duties, the Clerk shall record all proceedings of the Board of Directors and of any committees appointed by the Board of Directors. Any Assistant Clerk shall perform such of the duties of the Clerk and such other duties as the Board of Directors, the President or the Clerk may designate. In the absence of the Clerk or any Assistant Clerk from any meeting of stockholders, the Board of Directors or any committee appointed by the Board of Directors, a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk. The Clerk shall be a resident of the Commonwealth of Massachusetts unless a resident agent has been appointed by the corporation pursuant to law to accept service of process.

    Section 4.7. Secretary and Assistant Secretary.  If appointed by the Board
    -----------  --------- --- --------- ---------
of Directors, the Secretary shall record all proceedings of the Board of Directors and discharge all duties incident to the office of Secretary. Any Assistant Secretary shall perform such of the duties of the Secretary and such other duties as the Board of Directors, President or Secretary may designate. The Board of Directors and any committee appointed by the Board of Directors may appoint a Secretary and one or more Assistant Secretaries to perform the functions of the Secretary and Assistant Secretary for such committee.

     Section 4.8.  Resignation.  Any officer may resign by giving written notice
     ------- ---   -----------
to the President or Clerk. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt.
Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

    Section 4.9. Removal.  An officer may be removed from office with cause,
    -----------  -------
after reasonable notice and opportunity to be heard, or without cause, in either case, by vote of a majority of the directors then in office.

    Section 4.10. Vacancies.  The Board of Directors may fill any vacancy
    ------- ----  ---------
occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk.

    Section 4.11. Subordinate Officers.  The Board of Directors may, from time
    ------------  --------------------
to time, authorize any officer to appoint and remove subordinate officers and to prescribe their powers and duties. The term "subordinate officers" shall in no event include the President, Treasurer and Clerk.

    Section 4.12. Compensation.  The Board of Directors may fix the compensation
    ------------  ------------
of all officers of the corporation and may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

ARTICLE V - STOCK
-----------------


     Section 5.1. Stock Certificates.  Each stockholder shall be entitled to a
     ------- ---  ----- ------------
certificate or certificates of stock of the corporation in such form as the Board of Directors may from time to time prescribe. Each certificate shall be duly numbered and entered in the books of the corporation as it is issued, shall state the holder's name and the number and the class and the designation of the series, if any, of his shares, shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer and may, but need not, be sealed with the seal of the corporation. If any stock certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation, the signatures thereon of the officers may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before such certificate is issued it may nevertheless be issued by the corporation and delivered with the same effect as if he were such officer at the time of its issue. Every certificate of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction, or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued at a time when the corporation is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of organization or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Section 5.2. Transfer of Stock.  Subject to any transfer restrictions then
     ------- ---  -----------------
in force, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Such transfer shall be effected by delivery of the old certificate, together with a duly executed assignment and power to transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature and such proof of authority to make the transfer as the corporation or its agents may reasonably require, to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate, who shall thereupon cancel the old certificate and issue a new certificate. The corporation may treat the holder of record of any share or shares of stock as the owner of such stock, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have notice thereof, express or otherwise.

     Section 5.3. Fixing Date for Determination of Stockholders' Rights.  The
     ------- ---  ------ ---- --- ------------- -- ------------- ------
Board of Directors may fix in advance a time, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, to receive such dividend or distribution, to receive such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to express such consent or dissent. In such case only stockholders of record on the date so fixed shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. In lieu of fixing such record date, the Board of Directors may close the stock transfer books for all or any part of such period. In any case in which the Board of Directors does not fix a record date or provide for the closing of the transfer books, the record date shall be the thirtieth day next preceding the date of such meeting, the dividend payment or distribution date, the date for allotment of rights, the date for exercising of rights in respect of any such change, conversion or exchange of capital stock, or the date for expressing such consent or dissent, as the case may be.

    Section 5.4.  Lost, Mutilated or Destroyed Certificates.  No certificates
    ------- ---   ----  --------- -- --------- ------------
for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, mutilated or destroyed, except upon production of such evidence of the loss, mutilation or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the Board of Directors may prescribe and as required by law.

               Article VI - Miscellaneous Management Provisions
               ------------------------------------------------

    Section 6.1. Execution of Instruments.  Except as otherwise provided in
    ------- ---  --------- -- -----------
these By-laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all instruments, documents, deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the President or a Vice President, or by the Treasurer or an

Assistant Treasurer, or by the Clerk. Facsimile signatures may be used in the manner and to the extent authorized generally or in particular cases by the Board of Directors.

     Section 6.2.  Corporate Records.  The original, or attested copies, of the
     ------- ---   --------- -------
Articles of Organization, By-laws, and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at an office of its Clerk, its resident agent or its transfer agent. The copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose. They shall not be available for inspection to secure a list of stockholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     Section 6.3. Voting of Securities owned by this Corporation.  Subject
     -----------  ------ -- ---------- ----- -- ---- -----------
always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted in person at any meeting of security holders of such other corporation by the President of this corporation if he is present at such meeting, or in his absence by the Treasurer of this corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

     Section 6.4.  Conflict of Interest.  No contract or other transaction of
     ------- ---   -------- -- --------
 the corporation shall, in the absence of fraud, be affected or invalidated by the fact that any stockholder, director or officer of the corporation or any corporation, firm or association of which he may be a director, officer, stockholder or member may be a party to or may have an interest, pecuniary or otherwise, in, any such contract or other transaction, provided that the nature and extent of his interest was disclosed to, or known by, the entire Board of Directors before acting on such contract or other transaction. Except in the case of any contract or other transaction between the corporation and any other corporation controlling, controlled by or under common control with the corporation, any director of the corporation who is also a director, officer, stockholder or member of any corporation, firm or association with which the corporation proposes to contract or transact any business, or who has an interest, pecuniary or otherwise, in any such contract or other transaction, may not be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or such transaction, and such director shall not participate in the vote to authorize any such contract or transaction. Any such contract or transaction may be authorized or approved by a majority of the directors then in office and not disqualified by this Section 6.4 to vote on such matters, even though the disinterested directors do not constitute a quorum.

                            Article VII - Amendments
                            ------------------------

    Section 7.1. General.  These By-laws may be amended, added to or repealed,
    ------- ---  -------
in whole or in part, (a) by vote of the stockholders at a meeting, where the substance of the proposed amendment is stated in the notice of the meeting, or
(b) by vote of a majority of the directors then in office, except that no amendment may be made by the Board of Directors on matters reserved to the stockholders by law or the Articles of Organization or which changes the provisions of these By-laws relating to meetings of stockholders, to the removal of directors or to the requirements for amendment of these By-laws. Notice of any amendment, addition or repeal of any By-law by the Board of Directors stating the substance of such action shall be given to all stockholders not later than the time when notice is given of the meeting of stockholders next following such action by the Board of Directors. Any By-law adopted by the Board of Directors may be amended or repealed by the stockholders.

    Section 7.2. Date of Annual Meeting of Stockholders. No amendment of these
    ------- ---  --------------------------------------
By-laws changing the date of the annual meeting of stockholders may be made within sixty days before the date fixed in these By-laws for such meeting. Notice of such change shall be given to all stockholders at least twenty days before the new date fixed for the meeting.


                         Article VIII - Indemnification
                         ------------------------------


    Section 8.1.  Right to Indemnification.  The corporation shall indemnify
    -----------   ------------------------
and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Proceeding"), by reason of being, having been or having agreed to become, a director or officer of the corporation (including, without limitation, in his capacity as a member of any committee of the corporation or of the Board of Directors of the corporation), or serving, having served or having agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity (including as a stockholder or member) with, another organization or in any capacity with respect to an employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys' fees, judgments, fines, "ERISA" excise taxes or penalties) incurred or suffered by the Indemnitee or on behalf of the Indemnitee, in connection with such Proceeding and any appeal therefrom, unless the Indemnitee shall have been adjudicated in such Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 8.6 below, the corporation shall not indemnify or advance expenses to an Indemnitee seeking indemnification in connection with a Proceeding

(or part thereof) initiated by the Indemnitee, unless the initiation thereof was approved by the Board of Directors of the corporation.

          Section 8.2.  Settlements.  The right to indemnification conferred in
          -----------   -----------
this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such Proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is held or determined pursuant to Section 8.5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          Section 8.3.  Notification and Defense of Proceedings.  The Indemnitee
          -----------   ---------------------------------------
shall notify the corporation in writing as soon as reasonably practicable of any Proceeding involving the Indemnitee for which indemnity or advancement of expenses in intended to be sought. Any omission so to notify the corporation will not relieve it from any liability that it may have to the Indemnitee under this Article unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the corporation. With respect to any Proceeding of which the corporation is so notified, the corporation will be entitled, but not obligated, to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense (subject to the limitations in the last sentence of this Section 8.3), the corporation shall not be liable to the Indemnitee for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 8.3. The Indemnitee shall have the right to employ his own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof at its expense with counsel reasonably acceptable to Indemnitee shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee at the corporation's expense has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel reasonably acceptable to the Indemnitee to assume the defense of such Proceeding within a reasonable time after receiving notice thereof, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Proceeding brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          Section 8.4.  Advancement of Expenses.  Except as provided in Section
          -----------   -----------------------
8.3 above, as part of the right to indemnification granted by this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding within the scope of Section 8.1 above or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee
--------  -------
in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized by
Section 8.1 or 8.2 above. Such undertaking need not be secured and shall be accepted without reference to the financial ability of the Indemnitee to make such repayment. Such advancement of expenses shall be made by the corporation promptly following its receipt of written requests therefor by the Indemnitee and of the foregoing undertaking.

          Section 8.5.  Certain Presumptions and Determinations.  If, in a
          -----------   ---------------------------------------
Proceeding brought by or in the right of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under any applicable provisions of the Articles of Organization of the corporation or otherwise, that director shall be deemed to have met the standard of conduct set forth in Section 8.1 above and thus to be entitled to be indemnified by the corporation thereunder. In any adjudicated Proceeding against an Indemnitee brought by reason of the Indemnitee's serving, having served or agreed to serve, at the request of the corporation, an organization other than the corporation or an employee benefit plan in one or more of the capacities indicated in Section 8.1 above, if the Indemnitee shall not have been adjudicated not to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization or employee benefit plan, the Indemnitee shall be deemed to have met the standard of conduct set forth in Section 8.1 above and thus be entitled to be indemnified thereunder. An adjudication in such a Proceeding that the Indemnitee did not act in good faith in the reasonable belief that the Indemnitee's action was in the best interest of such other organization or employee benefit plan shall not create a presumption that the Indemnitee has not met the standard of conduct set forth in Section 8.1 above. In order to obtain indemnification of amounts paid in settlement pursuant to Section 8.2 above, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification. Any such indemnification under Section 8.2 above shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless a court of competent jurisdiction holds within such 60-day period that the Indemnitee did not meet the standard of conduct set forth in Section 8.2 above or the corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet such standard. Such determination shall be made by the Board of Directors of the corporation, based on advice of independent legal counsel (who may, with the consent of the Indemnitee, be regular legal counsel to the corporation). The corporation and the directors shall be under no obligation to undertake any such determination or to seek any ruling from any court.

          Section 8.6.  Remedies.  The right to indemnification or advances as
          -----------   --------
granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such a request, in whole or in part, or, with respect to indemnification pursuant to Section 8.2 above, if no disposition thereof is made within the 60-day period referred to above in
Section 8.5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither absence of any determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 8.5 above that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or created a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be paid by the corporation.

          Section 8.7.  Contract Right;  Subsequent Amendment.  The right to
          -----------   -------------- ----------------------
indemnification and advancement of expenses conferred in this Article shall be a contract right. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any Proceeding arising out of our relating to any action, omission, transaction or facts occurring prior to the final adoption of such amendment, termination or repeal, except with the consent of the Indemnitee.

          Section 8.8.  Other Rights.  The indemnification and advancement of
          -----------   ----- ------
expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholder or directors or otherwise, both as to action in this official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with any Indemnitee providing indemnification rights and procedures different from those set forth in the Article.

          Section 8.9.  Partial Indemnification.  If an Indemnitee is entitled
          -----------   ------- ---------------
under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with any Proceeding and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

          Section 8.10.  Insurance.  The corporation may purchase and maintain
          ------------   ---------
insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

          Section 8.11.  Merger or Consolidation.  If the corporation is merged
          ------------   ------ -- -------------
into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any Proceeding arising out of or relating to any action, omission, transaction or facts occurring on or prior the date of such merger or consolidation.

          Section 8.12.  Savings Clause.  If this Article or any portion hereof
          -------------  ------- ------
shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any Proceeding, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

          Section 8.13.  Subsequent Legislation.  If the Massachusetts General
          ------------   ---------- -----------
Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws as so amended.

          Section 8.14.  Indemnification of Others.  The corporation may, to the
          ------------   --------------- -- ------
extent authorized from time to time by its Board of Directors, grant indemnification rights to employees or agents of the corporation or other persons serving the corporation who are not Indemnitees, and such rights may be equivalent to, or greater or less than, those set forth in this Article."


                              Article IX - General
                              --------------------

          Section 9.1  Control Share Acquisitions
          ------- ---  ------- ----- ------------

          The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions (as defined in such Chapter) of the corporation.